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                                                                    Exhibit 99.1

(BW)(MA-HARBOR-GLOBAL)(HRBG) Harbor Global Company Ltd. Announces the $7.55 Million Sale of Its Russian Timber Business

     Business Editors

     BOSTON - (BUSINESS WIRE) -- April 23, 2002 -- Harbor Global Company Ltd. (OTC BB:HRBG) announced today that its wholly owned subsidiary, Pioneer Forest, Inc., has entered into a definitive agreement for the sale of its Russian timber business located in the Khabarovsk Territory of the Russian Far East and conducted through Closed Joint-Stock Company "Forest-Starma". Under the terms of the agreement, Pioneer Forest has agreed to sell its entire interest in Pioglobal Forest, L.L.C., the sole shareholder of Forest-Starma, to a British Virgin Islands company for an aggregate purchase price of $7.55 million, $5.55 million of which is payable in cash at the closing and $2 million of which is payable by a 12-month promissory note. Harbor Global expects the transaction to close during the second quarter of 2002. The transaction is subject to various closing conditions.

     Stephen G. Kasnet, President and Chief Executive Officer of Harbor Global, stated "This is a continuation of our asset realization mandate."

                            ______________________

     This press release, as well as oral and written statements of Harbor Global's management, contain forward-looking statements within the meaning of the federal securities laws. All forward-looking statements are based on currently available information and management expectations and are subject to substantial risks and uncertainties that could cause actual results to differ materially from the results stated or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the timely closing of the transactions discussed in this press release in accordance with the terms of the definitive agreement and political and regulatory stability in Russia. Additional information concerning potential factors that could affect Harbor Global's future financial results is detailed in Harbor Global's periodic reports filed from time to time with the U.S. Securities and Exchange Commission. Harbor Global disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.